Exhibit 99.7(b)

VARIABLE ANNUITY REINSURANCE AGREEMENT

This Agreement

is by and between

SAFECO LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
Redmond, WA

and

ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Hamilton, Bermuda

TABLE OF CONTENTS

	ARTICLE	PAGE
Access to Records	IX	11
Arbitration	XIII	14
Automatic Provisions	IV	7
Confidentiality	IX	11
Currency	XI	13
Definitions	I	3
Effective Date, Term, and Termination	III	6
Insolvency	XII	13
Litigation	VIII	11
Miscellaneous	XV	14
Governing Law	XVI	15
Notices	XVII	15
Offset	XIV	15
Parties to the Agreement	II	5
Premium Accounting	V	10
Reinsurance Claim Settlement	VI	10
Reserves	VII	11
Unintentional Errors, Misunderstandings, or Omissions	X	13

SCHEDULES

A-1	Description of Guaranteed Minimum Death Benefit (GMDB) and Earnings Enhancement Benefit (EEB) for CONTRACT TYPES listed in Schedule B-1
B-1	CONTRACT TYPES Reinsured Under this Agreement
B-2	Investment Funds Under CONTRACT TYPES Reinsured Under this Reinsurance Agreement
C-1	Limits and Rules of CEDING COMPANY
C-2	Limits and Rules of REINSURER
D	REINSURANCE PREMIUM RATE
E	REINSURER’S Quota Share
F	Monthly Reporting Format and Data Requirements

ARTICLE I - DEFINITIONS

A.            DURATION OF AGREEMENT:

EFFECTIVE DATE means March 1, 2004.

BUSINESS DAY means any day that securities are traded on the New York Stock Exchange.

MONTHLY VALUATION DATE means the last BUSINESS DAY of any month.

TERMINATION DATE means the date the last ACTIVE CONTRACT is terminated due to death, lapse, surrender, the annuitant reaching the maximum annuitization age, or annuitization.

B.            CONTRACT DEFINITIONS:

VARIABLE ANNUITY CONTRACT means a written annuity contract issued by the CEDING COMPANY to a contract owner under which CEDING COMPANY agrees to provide specified benefits in accordance with specified terms and conditions.

ACTIVE CONTRACT means a VARIABLE ANNUITY CONTRACT, other than an EXCLUDED CONTRACT, which is in effect, which has not been terminated due to death, lapse, surrender, the annuitant’s reaching the maximum annuitization age, or some other valid contingency, and which has not been annuitized.

EXCLUDED CONTRACT means any VARIABLE ANNUITY CONTRACT that has a GMDB or EEB provision that is suspended due to a change in owner or, if owned by a non-natural entity, then a change in the annuitant provided, however, that any EXCLUDED CONTRACT shall be treated as such only on and after the date as of which it satisfies that condition.

RETAIL ANNUITY PREMIUMS means contributions made in accordance with the provisions of any VARIABLE ANNUITY CONTRACT by or on behalf of its owner, whether referred to as purchase payments, premiums, deposits or otherwise, in amounts not in excess of the limit provided in Schedule C-1.

CONTRACT TYPE means any one of the VARIABLE ANNUITY CONTRACT forms specified in Schedule B-1.

GMDB TYPE means any one of the Guaranteed Minimum Death Benefits specified in the VARIABLE ANNUITY CONTRACTS and described in Schedule A-1.

EEB TYPE means any one of the Earnings Enhancement Benefits specified in the VARIABLE ANNUITY CONTRACTS and described in Schedule A-1.

GMDB / EEB TYPE means the combination of Guaranteed Minimum Death Benefits and Earnings Enhancement Benefits specified in the VARIABLE ANNUITY CONTRACTS and described in Schedule A-1.

C.            REINSURANCE PREMIUM DEFINITIONS:

ACCOUNT VALUE means, for each VARIABLE ANNUITY CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2.

REINSURED ACCOUNT VALUE means the ACCOUNT VALUE multiplied by the REINSURER’S Quota Share, as shown in Schedule E.

REINSURANCE PREMIUM RATE means the premium rate provided in Schedule D, for each GMDB TYPE and GMDB / EEB TYPE.

MONTHLY REINSURANCE PREMIUM RATE means the REINSURANCE PREMIUM RATE divided by 12.

MONTHLY REINSURANCE PREMIUM means the sum, for all ACTIVE CONTRACTS reinsured under this Agreement, of the product of (i) the MONTHLY REINSURANCE PREMIUM RATE and (ii) the average of (a) the REINSURED ACCOUNT VALUE as of the current month’s MONTHLY VALUATION DATE and (b) the REINSURED ACCOUNT VALUE as of the previous month’s MONTHLY VALUATION DATE.

REINSURANCE PREMIUM DUE DATE means the MONTHLY VALUATION DATE.

REMITTANCE DATE means the MONTHLY VALUATION DATE following the REINSURANCE PREMIUM DUE DATE.

D.            REINSURANCE CLAIM DEFINITIONS:

GMDB AMOUNT means, in accordance with each VARIABLE ANNUITY CONTRACT, the CEDING COMPANY’S contractually determined minimum amount payable on the death of the owner, or, if owned by a non-natural entity, then the death of the annuitant.

EEB NET AMOUNT AT RISK means, in accordance with each VARIABLE ANNUITY CONTRACT, the CEDING COMPANY’S contractually determined amount in excess of the ACCOUNT VALUE payable upon death of the annuitant in accordance with the VARIABLE ANNUITY CONTRACT.

REINSURED GMDB AMOUNT means, for each ACTIVE CONTRACT, the product of the GMDB AMOUNT and the REINSURER’S Quota Share, determined in accordance with Schedule E.

REINSURED EEB NET AMOUNT AT RISK means, for each ACTIVE CONTRACT, the product of the EEB NET AMOUNT AT RISK and the REINSURER’S Quota Share, determined in accordance with Schedule E.

GMDB CLAIM means the excess of the REINSURED GMDB AMOUNT over the REINSURED ACCOUNT VALUE, if a positive value, as of the date that CEDING

COMPANY calculates the GMDB AMOUNT under the terms of the applicable CONTRACT TYPE.

EEB CLAIM means the REINSURED EEB NET AMOUNT AT RISK, if a positive value, as of the date that CEDING COMPANY calculates the EEB NET AMOUNT AT RISK under the terms of the applicable CONTRACT TYPE.

REINSURANCE CLAIM means the sum of the GMDB CLAIM and the EEB CLAIM.

REIMBURSEMENT DATE means 30 days after the later of the REMITTANCE DATE or the date that REINSURER receives a request for claim reimbursement from the CEDING COMPANY.

ANNUAL REINSURANCE CLAIM means the sum of all REINSURANCE CLAIMS in any calendar year.

ANNUAL REINSURANCE CLAIM LIMIT means the limit, applicable for each calendar year, upon ANNUAL REINSURANCE CLAIMS under this Agreement, calculated by multiplying (a) 200 basis points (0.0200) by (b) the ANNUAL AVERAGE REINSURED ACCOUNT VALUE.

ANNUAL AVERAGE REINSURED ACCOUNT VALUE means the sum of the MONTHLY AVERAGE REINSURED ACCOUNT VALUES divided by the number of months that reinsurance is effective under this Agreement during any calendar year.

MONTHLY AVERAGE REINSURED ACCOUNT VALUE means, for any calendar month, the average of the REINSURED ACCOUNT VALUE as of the previous calendar month’s MONTHLY VALUATION DATE and the REINSURED ACCOUNT VALUE as of the current month’s MONTHLY VALUATION DATE.

PER LIFE CLAIM LIMIT means the maximum reinsurance claim liability (the REINSURANCE CLAIM) on any single life, which shall be equal to $1 million multiplied by the REINSURER’S Quota Share, determined in accordance with Schedule E.

ARTICLE II - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of the CEDING COMPANY and the REINSURER, and their respective successors and permitted assignees. Nothing in this Agreement in any manner is intended to create or shall create any obligations as to or rights against the REINSURER or establish any legal relationship between the REINSURER and any third party or any persons not party to this Agreement, including without limitation, annuitants, contract owners, certificate owners, beneficiaries, applicants or assignees under any VARIABLE ANNUITY CONTRACT covered by this Agreement, except as provided in the Insolvency Article.

ARTICLE III - EFFECTIVE DATE, BUSINESS COVERED, TERM AND TERMINATION

A.                                  This Agreement is effective as of 12:01 a.m. Eastern Standard Time, on the EFFECTIVE DATE.

B.                                    Business covered by this Agreement includes VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY that:

(i)        are among the CONTRACT TYPES identified by form number (and all state variations thereof) and benefit riders (and all state variations thereof) as are contained in Schedule B-1;

(ii)       have assets invested only in the investment funds listed in Schedule B-2;

(iii)      are issued on and after the EFFECTIVE DATE but prior to the date determined in Section C (i) or (ii) below;

(iv)    are issued in accordance with the limits and rules described in Schedule C-1;

(v)     are in compliance with all of the other terms and provisions of this Agreement and Schedules; and

(vi)    are ACTIVE CONTRACTS.

C.            Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of (i) 11:59 p.m. Eastern Standard Time, on February 28, 2006 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in schedule C-2.

D.           CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, immediately upon an order appointing a receiver, conservator or trustee for management of REINSURER is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of REINSURER. CEDING COMPANY may recapture immediately all ceded benefits upon written notice to REINSURER, its receiver, conservator, or trustee, thereby releasing REINSURER, its receiver, conservator or trustee from all liability with respect to business ceded pursuant to this Agreement. REINSURER agrees to notify CEDING COMPANY promptly upon receipt of an order appointing a receiver, conservator or trustee for management of REINSURER.

E.             REINSURER shall have the option of terminating this Agreement for new business, existing business or both upon providing 30 days written notice to CEDING COMPANY (in which REINSURER will identify whether termination applies to new business, existing business or both) upon the occurrence of any of the following:

1.              CEDING COMPANY fails to provide any timely submission of data in accordance with Schedule F. If, during the 30 days following this notification, REINSURER receives all data submissions in arrears, the notice of termination shall be deemed withdrawn.

2.              CEDING COMPANY fails to pay MONTHLY REINSURANCE PREMIUM on or before the REMITTANCE DATE. If REINSURER receives all MONTHLY REINSURANCE PREMIUM in arrears, including interest calculated in accordance with paragraph F of this Article, within the 30 day notice period, the notice of termination shall be deemed withdrawn.

Upon termination in accordance with this paragraph, subject to the terms and conditions of this Agreement, as of the close of the last BUSINESS DAY of this 30 day notice period, REINSURER’S liability for all business terminated in accordance with such notice will terminate.

F.              Notwithstanding termination of reinsurance as provided herein, CEDING COMPANY shall continue to be liable to REINSURER for all unpaid MONTHLY REINSURANCE PREMIUM earned by REINSURER under this Agreement, and REINSURER shall continue to be liable to CEDING COMPANY for all unpaid REINSURANCE CLAIMS to the extent due under this Agreement as of the effective date of termination. Any such net amounts due from either party shall be subject to an annual interest charge equal to the 3 month LIBOR rate as of the REMITTANCE DATE, as published in the Wall Street Journal, plus 1.00%, applied daily as rate/365. Interest shall be assessed from the REMITTANCE DATE until the date paid.

ARTICLE IV - AUTOMATIC PROVISIONS

A.           On or after the EFFECTIVE DATE of this Agreement, CEDING COMPANY shall automatically cede and REINSURER shall automatically accept a Quota Share percentage, as provided in Schedule E, with respect to the CEDING COMPANY’S liability for the REINSURANCE CLAIMS for each ACTIVE CONTRACT reinsured under this Agreement as provided in this Article.

B.             (1) This Agreement covers only the liability for REINSURANCE CLAIMS paid under VARIABLE ANNUITY CONTRACT forms or benefit rider forms that were reviewed and approved by REINSURER prior to their issuance. Approved benefit rider forms and contract forms are listed on Schedule B-1, and may be amended from time to time upon agreement of the parties. REINSURER shall have no liability with respect to any new or revised contract form or benefit rider form not so approved unless and until REINSURER has reviewed and expressly approved such form in writing. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. REINSURER will approve or disapprove any new or revised contract forms or benefit rider forms within 30 days of the date it receives notification and copies thereof; provided, however, that such forms are deemed disapproved unless the REINSURER’S written approval is submitted within such time period. REINSURER expressly acknowledges and agrees that its right of disapproval under this section herein will be used reasonably; and REINSURER will not disapprove any new or revised contract forms or benefit riders that contain revisions or amendments that are not material to REINSURER’s duties and liabilities assumed under this Agreement. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule B-1, including amendments to Schedule B-1 that were previously approved by REINSURER.

(2) Moreover, REINSURER shall have no liability with respect to any contract form or benefit rider form if funds have been deleted from the form as approved by the REINSURER. REINSURER shall be liable with respect to such form only after REINSURER has reviewed and expressly approved any such fund deletion in writing, provided however that such approval will not be unreasonably withheld. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. REINSURER will approve or disapprove any new or revised contract forms or benefit rider forms within 30 days of the date it receives notification and copies thereof; provided, however, that such forms are deemed disapproved unless the REINSURER’S written approval is submitted within such time period. REINSURER expressly acknowledges and agrees that its right of disapproval under this section herein will be used reasonably; and REINSURER will not disapprove any deletion of funds that REINSURER determines in good faith is not material to REINSURER’s duties and liabilities assumed under this Agreement. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule B-1, including amendments to Schedule B-1 that were previously approved by REINSURER.

C.             This Agreement covers only the liability for REINSURANCE CLAIMS paid under VARIABLE ANNUITY CONTRACTS invested in investment funds listed on Schedule B2. REINSURER shall have no liability with respect to any new or substituted investment fund not so approved unless REINSURER has reviewed and expressly approved such fund in writing, provided however that such approval will not be unreasonably withheld. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised investment fund, and a revised Schedule B-2. REINSURER will approve or disapprove any new or revised investment funds within 30 days of the date it receives notification and copies thereof; provided, however, that such funds are deemed disapproved unless the REINSURER’S written approval is submitted within such time period. REINSURER expressly acknowledges and agrees that its right of disapproval under this section herein will be used reasonably; and REINSURER will not disapprove any addition of any investment fund that REINSURER determines in good faith is not material to REINSURER’s duties and liabilities assumed under this Agreement. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule B-1, including amendments to Schedule B-2 that were previously approved by REINSURER. Notwithstanding the foregoing, REINSURER will have no right of disapproval for investment fund changes that are solely the result of actions taken by the investment fund’s investment manager, such as, but not limited to, fund name changes, and that are not the result of CEDING COMPANY’s own actions.

D.    Notwithstanding Paragraphs B and C above, CEDING COMPANY must notify REINSURER in advance of any upcoming changes to the VARIABLE ANNUITY CONTRACT forms or benefit riders contained on Schedule B-1 that may affect VARIABLE ANNUITY CONTRACTS reinsured under this Agreement. REINSURER will determine whether such changes require a modification to this Agreement within 60 days of the date it receives notification. REINSURER shall have no liability with respect to any proposed change to the policy form or benefit rider that may affect VARIABLE ANNUITY CONTRACTS reinsured under this Agreement unless and until REINSURER has agreed in writing to be bound with respect to such change and, where REINSURER concludes that an Amendment to this Agreement is required, such Amendment is effected by the parties hereto.

E.     The issue age limits and the total RETAIL ANNUITY PREMIUMS per life must fall within the issue age limits and RETAIL ANNUITY PREMIUMS limits as shown in Schedule C-1, unless an exception is permitted by mutual written agreement between the parties. CEDING COMPANY shall provide prior written notice to REINSURER of any changes in its published limits and rules identified on Schedule C-1, and REINSURER shall have no liability with respect to revised limits and rules unless and until REINSURER provides written notice to CEDING COMPANY that such revised limits and rules are acceptable.

F.     If, at any time, any investment fund listed on Schedule B-1 fails to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and/or fails to meet the diversification requirements of Subchapter L of the Internal Revenue Code, as determined by an official action of the Internal Revenue Service or other regulatory body or court of law having jurisdiction to make such a determination the REINSURER’S liability with respect to such investment fund may be terminated by the REINSURER, upon 30 days’ written notice to the CEDING COMPANY; provided such notice is given within 30 days from the date that the REINSURER discovers such failure(s) and so notifies the CEDING COMPANY. The REINSURER’S liability with respect to any REINSURANCE CLAIM will be determined by multiplying the REINSURED GMDB AMOUNT or the REINSURED EEB NET AMOUNT AT RISK, as applicable, by the proportion of the RETAIL ANNUITY PREMIUM invested in the disqualified funds to the total RETAIL ANNUITY PREMIUM. If the REINSURER’S liability is terminated with respect to any variable investment option, the MONTHLY REINSURANCE PREMIUM will be calculated ignoring any investment in said variable investment option. Furthermore, subsequent transfers from an investment fund of any VARIABLE ANNUITY CONTRACT that fails to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and/or fails to meet the diversification requirements of Subchapter L of the Internal Revenue Code, to any fixed account option or other investment account that satisfies such requirements of Subchapters M and L of the Internal Revenue Code, will be considered subsequent RETAIL ANNUITY PREMIUMS for the purposes of this Agreement.

G.    If the CEDING COMPANY causes such investment fund to satisfy the requirements of Subchapters M and L of the Internal Revenue Code, within the 30-day notice period, the REINSURER’S liability in respect to such investment fund will be reinstated from the date the variable investment option satisfies the requirements of both Subchapter M and

Subchapter L. The MONTHLY REINSURANCE PREMIUM will be determined using any investment in the investment fund, beginning with investments as of the date the variable investment account satisfies the requirements of Subchapter M and Subchapter L.

ARTICLE V - PREMIUM ACCOUNTING

A.    On or before the REMITTANCE DATE, CEDING COMPANY shall forward to REINSURER a statement of account and data requirements as set forth in Schedule F together with its remittance of the MONTHLY REINSURANCE PREMIUM as shown therein, as well as any premium adjustments from the prior period.

B.    If the MONTHLY REINSURANCE PREMIUM is not paid by CEDING COMPANY on or before the REMITTANCE DATE, interest calculated in accordance with Article III, paragraph F will be assessed from the REMITTANCE DATE until the date such unpaid MONTHLY REINSURANCE PREMIUM is paid in full to REINSURER.

C.    If any MONTHLY REINSURANCE PREMIUM amounts due hereunder cannot be determined by the REMITTANCE DATE, CEDING COMPANY shall have 30 days to determine the appropriate MONTHLY REINSURANCE PREMIUM amount and remit such amount to REINSURER with interest, from the REMITTANCE DATE to the date of payment, calculated in accordance with Article III, paragraph F.

ARTICLE VI - REINSURANCE CLAIM SETTLEMENT

A.    REINSURER shall at no time be responsible for any obligation of CEDING COMPANY to any party under any VARIABLE ANNUITY CONTRACT issued by CEDING COMPANY.

B.    On or before the REMITTANCE DATE, CEDING COMPANY shall forward to REINSURER the monthly report as set forth in Schedule F, together with its request for reimbursement for REINSURANCE CLAIMS as shown therein. If requested by REINSURER, CEDING COMPANY shall promptly provide REINSURER with proof of claim, proof of claim payment and any other claim documentation identified by REINSURER, in accordance with Schedule F.

C.    If REINSURANCE CLAIMS are not paid by the REIMBURSEMENT DATE (or, if later, 30 days after REINSURER receives CEDING COMPANY’S monthly statement of account), interest calculated in accordance with Article III, paragraph F will be assessed from the REIMBURSEMENT DATE and will continue until the REINSURANCE CLAIMS are paid in full.

D.    Notwithstanding any other provision of this Agreement, the REINSURER’S total liability under this Agreement shall not exceed (1) in connection with any single life, the PER LIFE CLAIM LIMIT; and (2) for ANNUAL REINSURANCE CLAIMS, the ANNUAL REINSURANCE CLAIMS LIMIT.

ARTICLE VII - RESERVES

A.    REINSURER will establish and hold in a form necessary to allow the CEDING COMPANY to take credit on its statutory statement (see paragraph C below) an amount in connection with the reinsurance provided under this Agreement, where such amount is sufficient to satisfy the insurance regulatory requirements of the state of domicile of the CEDING COMPANY (the “Domiciliary State”), as in effect on January 1, 2004

B.    Additional reserves requested by the CEDING COMPANY may be established at the sole discretion of the REINSURER and secured by a trust or a letter of credit. An additional reinsurance premium will be required annually and will be equal to 100 basis points (0.0100) multiplied by the additional reserve amount established.

C.    With respect to the reserve so established, REINSURER will comply with the provisions of insurance law of the Domiciliary State relating to reinsurance credit for non-authorized reinsurers as in effect on the EFFECTIVE DATE, including providing security to enable the CEDING COMPANY to qualify for such reserve credit through the issuance of letters of credit or otherwise, at the REINSURER’S expense.

ARTICLE VIII - LITIGATION

In the event of any legal action brought against CEDING COMPANY relating to any VARIABLE ANNUITY CONTRACT that is reinsured in accordance with the terms and conditions of this Agreement, CEDING COMPANY shall provide to the REINSURER written notice thereof, including a copy of the complaint and/or all other pleadings and correspondence relating to such legal action within 10 BUSINESS DAYS after CEDING COMPANY’S receipt thereof.

ARTICLE IX - ACCESS TO RECORDS; CONFIDENTIALITY

A.    The REINSURER, or its duly authorized representatives, shall have access upon 10 days’ advanced written notice and at any reasonable time during regular business hours, to all records of the CEDING COMPANY, including the right to photocopy and retain copies of documents that reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least three (3) years after the final settlement date. Within one hundred and fifty (150) days following the end of each calendar year, the CEDING COMPANY and the REINSURER shall provide each other with copies of their respective audited financial statements.

B.    The CEDING COMPANY, or its duly authorized representatives, shall have access upon 10 days’ advanced written notice and at any reasonable time during regular business hours, to the accounting records, and any signed contractual documentation between the CEDING COMPANY and the REINSURER that have been maintained by the REINSURER in the ordinary course of the REINSURER’S business.

C.    The CEDING COMPANY and the REINSURER may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such Confidential Information in the strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by each of them or by any of their employees to unaffiliated third parties of any kind, other than attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that the party protects its own proprietary or confidential information of like kind, which shall be at least a reasonable manner. Subject to the exclusion provided in Paragraph D, below, “Confidential Information” means:

(1.)  any information or knowledge about each party’s products, processes, services, finances, customers, research, computer programs, marketing and business plans and/or claims management practices; and

(2.) any non-public personal information such as medical or other personal, individually identifiable information about people or business entities with whom each party does business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plans, and each party’s producers and employees; and

(3.) records provided pursuant to Paragraph A, above.

D.    Notwithstanding the definition of “Confidential Information” provided in Paragraph B, above, and except for non-public personal information, Confidential Information does not include information that

(1.)  is generally available to or known by the public; or

(2.)  is disclosed pursuant to written authorization of an officer of the disclosing party; or

(3.) is disclosed pursuant to operation of law (including without limitation the lawful requirement of a governmental agency), provided (a) the non-disclosing party is given reasonable prior notice to enable it to seek a protective order, and (b) the disclosing party discloses only that information which, in the reasonable judgment of its counsel, is required to be disclosed; or

(4.) has been lawfully obtained or developed by either party (a) independently or from any source other than the other party (provided that such source is not bound by a duty of confidentiality to such other party), and (b) not in violation of this Agreement.

E.     If either the CEDING COMPANY or the REINSURER discloses Confidential Information to interested parties such as, but not limited to, attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, such interested parties shall also be bound by this Article’s provisions on disclosing Confidential Information. The CEDING COMPANY or the REINSURER must inform the interested party of the provisions of this Article and agree to ensure that the interested parties honor the provisions.

F.     Except for non-public personal information, this Article expires 3 years after the TERMINATION DATE.

ARTICLE X - UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either CEDING COMPANY or REINSURER, both CEDING COMPANY and REINSURER, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

ARTICLE XI - CURRENCY

All retentions and limits hereunder, and all monetary data elements as described in Schedule F, are expressed in United States dollars and all premium and claim payments shall be made in United States dollars.

ARTICLE XII - INSOLVENCY

A.    In the event of insolvency of CEDING COMPANY, any net REINSURANCE CLAIMS due CEDING COMPANY, after offset for REINSURANCE PREMIUM due REINSURER as described in Article XIV, will be payable directly by REINSURER to CEDING COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of REINSURER’S liability to CEDING COMPANY without diminution because of the insolvency of CEDING COMPANY, or because the liquidator, receiver, conservator or statutory successor of CEDING COMPANY has failed to pay all or a portion of any claim.

B.    In the event of insolvency of CEDING COMPANY, the liquidator, receiver, or statutory successor will, within reasonable time after the claim is filed in the insolvency proceeding, give written notice to REINSURER of all pending claims against CEDING COMPANY on any VARIABLE ANNUITY CONTRACTS reinsured. While a claim is pending, REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses that it may deem available to CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense incurred by REINSURER will be chargeable, subject to court approval against CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to CEDING COMPANY solely as a result of the defense undertaken by REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elects to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by CEDING COMPANY.

ARTICLE XIII - ARBITRATION

A.    Any dispute between the parties arising out of or in connection with this Agreement including its formation and validity, whether such dispute arises before or after the termination of this Agreement, shall be submitted to a confidential arbitration upon the written request of either party. Unless the parties agree upon a single arbitrator, within 30 days of one party receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint an arbitrator and give written notice thereof to the respondent (the party receiving the request for arbitration). Within 30 days of receiving such notice, the respondent shall appoint the second arbitrator and give notice thereof to the claimant. The two arbitrators shall select a third arbitrator within 30 days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within 30 days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three candidates, each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators, failing which agreement the third arbitrator shall be chosen by the appointment procedures established by ARIAS-US, from among the umpire candidates who have experience in matters of life reinsurance..

B.    Unless the parties otherwise agree, the arbitrators shall be present or former officers of life insurance or reinsurance companies other than the contracting companies or affiliates thereof. The three arbitrators shall decide by majority. If no majority can be reached, the verdict of the third arbitrator, who shall act as chairman of the tribunal, shall prevail.

C.    The panel will interpret this Agreement as an honorable engagement rather than merely as a legal obligation and will make its decision based upon the custom and practice of the insurance and reinsurance business following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. The panel is empowered to grant interim relief as it may deem appropriate.

D.    The decision of the arbitration panel shall be in writing and shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses, as it deems appropriate, including, but not limited to, attorneys’ fees, and interest. In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration.

E.    The arbitration result, and all hearings, evidence or discovery shall remain confidential to the parties and the arbitration panel, except and solely to the extent that the contents of any award need to be disclosed in order to allow a court of competent jurisdiction to enforce such award.

F.    The seat of the arbitration shall be in New York.

ARTICLE XIV – OFFSET

Either party shall have, and may exercise at any time the right to offset any balance or amounts whether on account of premiums, or on account of claims or otherwise, due from one party to the other under the terms of this Agreement.

ARTICLE XV – MISCELLANEOUS

A.    This Agreement means the text hereof, the Schedules and any Amendments effected in accordance with this paragraph. The Agreement constitutes the entire statement of agreement between the parties with regard to the subject matter hereof. There are no other understandings or agreements between the parties regarding the contracts reinsured other than as expressed in this Agreement. Any changes or additions to this Agreement must be effected by means of a written amendment that has been signed by both parties.

B.    Notwithstanding the termination of this Agreement as provided herein, its provisions will continue to apply hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

C.    If any provision of this Agreement should be rendered invalid, illegal or unenforceable, the parties will renegotiate the Agreement in good faith to cure such invalid, illegal or unenforceable provision. If such negotiations are unsuccessful to resolve the matter, then (i) such invalid, illegal or unenforceable provision will be deleted from the Agreement, (ii) to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and (iii) this Agreement will be construed to give effect to the remaining provisions hereof to carry out its original intent.

ARTICLE XVI – GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Bermuda.

ARTICLE XVII – NOTICES

A.    All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, facsimile with proof of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

SAFECO Life Insurance Company
5069 154th Place NE
Redmond, WA 98052
Attention: Legal Department
Phone: (425) 376-8021	Fax: (425) 376-6080

Chief Financial Officer
ACE Tempest Life Reinsurance Ltd.
The ACE Building, 30 Woodboume Avenue
Hamilton, HM 08 Bermuda
Phone: (441) 298-9532	Fax: (441) 295-2888

B.    Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

ACE Tempest Life Reinsurance Ltd.		SAFECO Life Insurance Company

By	/s/ Ari Lindner	By	/s/ Scott L. Bartholomaus

Name	Ari Lindner	Name	Scott L. Bartholomaus

Title	SVP and Chief Life Officer	Title	Vice President

Date	Jan. 5, 2005	Date	3/4/05

ATTEST:		ATTEST:

By	/s/ Huan Tseng	By	/s/ Jon David Parker

Name	Huan Tseng	Name	Jon David Parker

Title	VP and Life Actuary	Title	Sr. Actuary & AVP

Date	Jan 5, 2005	Date	3/3/05

SCHEDULE A-1

Description of Guaranteed Minimum Death Benefit (GMDB) and
Earnings Enhancement Benefit (EEB)
for CONTRACT TYPES listed in Schedule B-1

EEB: For issue ages 0-69, 40% of fund growth (fund growth limited to 250% of net purchase payments). For issue ages 70-75, 25% of fund growth (fund growth limited to 250% of net purchase payments).

GMDB TYPE 1:

Annual ratchet frozen at attained age 75. On every policy anniversary, the GMDB is the maximum of the prior GMDB and the current account value. Partial Withdrawals reduce the GMDB proportionally. Note: GMDB TYPE 1 is only available on the Spinnaker Variable Annuity and the Spinnaker Choice Variable Annuity contracts.

GMDB TYPE 2:

5 year ratchet frozen at attained age 75. On every 5th policy anniversary, the GMDB is the maximum of the prior GMDB and the current account value. Partial Withdrawals reduce the GMDB proportionally. Note: Only GMDB TYPE 2 on the Spinnaker Choice Variable Annuity contracts are reinsured under this treaty.

GMDB / EEB Type 1:  GMDB TYPE 1 with EEB

GMDB / EEB Type 2:  GMDB TYPE 2 with EEB

GMDB and EEB benefits are defined fully in the prospectus and related contracts.

SCHEDULE B-1

CONTRACT TYPES reinsured under this Agreement

Contract Description	Form Number	Issue Dates
Spinnaker Variable Annuity	LA-4025	1/03
	LPC-1175	02/04
All state variations

Spinnaker Choice Variable Annuity	LPC-1501	11/03
	LPC-1500	11/03
All state variations

Annual GMDB Rider	LPC-1505	09/04
EEB Rider	All state variations
	LPC-1504	09/04
All state variations

SCHEDULE B-2

Investment Funds under CONTRACT TYPES Reinsured under this Agreement

AIM Aggressive Growth

AIM V.I. Capital Development
AIM V.I. International Growth
AIM VI Growth Fund

American Century Balanced
American Century VP International
American Century VP Ultra II
American Century VP Value
Dreyfus IP Mid-Cap Stock Portfolio
Dreyfus IP Technology Growth Portfolio
Dreyfus Socially Responsible Growth Fund
Dreyfus Stock Index Fund
Dreyfus VIF Appreciation Portfolio
Dreyfus VIF Quality Bond

Federated High Income Bond fund II
Federated International Equity
Federated Utility Fund II

Fidelity VIP Asset Manager
Fidelity VIP Contrafund

Fidelity VIP Equity Income
Fidelity VIP Growth Portfolio
Fidelity VIP III Growth & Income
Fidelity VIP III Growth Opportunities
Fidelity VIP Money Market — Class II
Franklin Small Cap Fund

Franklin US Government Fund
ING VP Natural Resources
Invesco VIF Health Sciences
Invesco VIF Real Estate Opportunity Fund
JP Morgan Disciplined Equity
JP Morgan International Opportunity
JP Morgan Mid-Cap Value
Lexington Emerging Markets
Mutual Shares Class 2

Pioneer Emerging Markets VCT Portfolio — Class II
Pioneer Equity Income VCT Portfolio — Class II
Pioneer High Yield VCT Portfolio — Class II
Pioneer Small Cap Value VCT Portfolio — Class II
Pioneer Strategic Income VCT Portfolio — Class II
Scudder VLIF Balanced

Scudder VLIF International Portfolio
Symetra Fixed Account

Templeton Developing Markets Securities Class2
Templeton Growth Securities Class2

SCHEDULE C-1

Limits and Rules of CEDING COMPANY

1)

CEDING COMPANY will determine the REINSURANCE CLAIM (if any) for each VARIABLE ANNUITY CONTRACT within seven (7) working days of receipt of due proof of death or annuitization election and all claim forms required under the VARIABLE ANNUITY CONTRACTS.

2)	RETAIL ANNUITY PREMIUMS shall not exceed $3 million unless the CEDING COMPANY has granted prior approval to some other limit.

3)	Valid VARIABLE ANNUITY CONTRACT issue ages are 0 through 85 for VARIABLE ANNUITY CONTRACTS with only GMDB TYPE 2, and 0 through 75 for all other VARIABLE ANNUITY CONTRACTS.

SCHEDULE C-2

Limits and Rules of REINSURER

1)

The limitation on RETAIL ANNUITY PREMIUM (the “Premium Maximum”) for any VARIABLE ANNUITY CONTRACT is provided in Schedule C-1. If a VARIABLE ANNUITY CONTRACT has a RETAIL ANNUITY PREMIUM in excess of the Premium Maximum, and the CEDING COMPANY does not receive written approval from the REINSURER for such excess amount, then the REINSURER’S Quota Share as provided in Schedule E will be proportionally reduced as described in
Schedule E.

2)	The REINSURER’S liability cannot be increased as a result of CEDING COMPANY’S actions with respect to contested claims.

3)

The REINSURER will not be liable for extra contractual damages (whether they constitute compensatory damages, statutory penalties, exemplary or punitive damages) which are awarded against the CEDING COMPANY unless the REINSURER provided written consent to the action or inaction of the CEDING COMPANY which resulted in the imposition of extra contractual damages.

4)	For purposes of Article III, paragraph C (ii), the limit on cumulative RETAIL ANNUITY PREMIUMS is $800 million multiplied by the REINSURER’S Quota Share as provided in Schedule E.

5)	RETAIL ANNUITY PREMIUMS paid under reinsured ACTIVE CONTRACTS after the date provided in Article III, paragraph C will continue to be subject to this Agreement.

6)

Any VARIABLE ANNUITY CONTRACT under which a spousal continuation occurs will continue to be subject to this Agreement if the re-registration occurs before the date provided in Article III, paragraph C (ii).

SCHEDULE D

REINSURANCE PREMIUM RATE

The Annual REINSURANCE PREMIUM RATE is as follows:

For Spinnaker or Spinnaker Choice Variable Annuity contracts with only GMDB TYPE 1, the Annual REINSURANCE PREMIUM RATE is equal to 32.0 basis points (0.0032).

For Spinnaker Choice Variable Annuity contracts with only GMDB TYPE 2, the Annual REINSURANCE PREMIUM RATE is equal to 25.0 basis points (0.0025).

For Spinnaker or Spinnaker Choice Variable Annuity contracts with GMDB / EEB TYPE 1, the Annual REINSURANCE PREMIUM RATE is equal to 44.0 basis points (0.0044).

For Spinnaker Choice Variable Annuity contracts with GMDB / EEB TYPE 2, the Annual REINSURANCE PREMIUM RATE is equal to 37.0 basis points (0.0037).

Subject to the terms and conditions of this Agreement, the REINSURANCE PREMIUM RATE is guaranteed for all ACTIVE CONTRACTS reinsured under this Agreement.

SCHEDULE E

REINSURER’S Quota Share

1)

For each VARIABLE ANNUITY CONTRACT under which aggregate RETAIL ANNUITY PREMIUMS are equal to or less than $3 million, REINSURER accepts a 100% Quota Share of the REINSURANCE CLAIMS described in this Agreement, subject to the limits and other terms and conditions described herein.

2)

For each VARIABLE ANNUITY CONTRACT for which aggregate RETAIL ANNUITY PREMIUMS are in excess of $3 million, and where the CEDING COMPANY has not received written approval to include such excess amount, the REINSURER’S Quota Share percentages shown above shall be reduced by multiplying the Reinsurer’s respective Quota Share percentages by a fraction, the numerator of which is $3 million and the denominator of which is the aggregate RETAIL ANNUITY PREMIUMS

SCHEDULE F

Monthly Reporting Format and Data Requirements

Seriatim Report to be prepared monthly by CEDING COMPANY and delivered to REINSURER:

Field	Comments

Report Date	YYYYMMDD

Policy Number or Contract Number
Policy Issue Date	YYYYMMDD
Policy Tax Status	Q or N (Qualified or Non-qualified)

Annuitant Sex	M or F
Annuitant Date of Birth	YYYYMMDD
Annuitant Social Security #

Joint Annuitant Sex	M or F
Joint Annuitant Date of Birth	YYYYMMDD
Joint Annuitant Social Security #

Owner Sex	M or F
Owner Date of Birth	YYYYMMDD
Owner Social Security #

Joint Owner Sex	M or F
Joint Owner Date of Birth	YYYYMMDD
Joint Owner Social Security #

Return of Premium Death Benefit Value	If applicable
Ratchet Death Benefit Value	If applicable
Guaranteed Minimum Death Benefit Value	Greatest of above

Current Account Value
Current Death Benefit	Greater of AV and GMDB
Current GMDB Net Amount At Risk	Max (0,GMDB-AV)

Net Premiums/Deposits	If applicable
Current EEB Net Amount At Risk	If applicable

Relevant Life for GMDB Claim	A or O (Annuitant / Owner)
GMDB Claim Trigger	1 or 2 (First to die / Second to die)

Field	Comments

Value in Aggressive Growth Funds
Value in Balanced Funds
Value in Corporate Bond Funds
Value in Government Bond Funds
Value in Growth Funds
Value in Growth and Income Funds
Value in High Yield Bond Funds
Value in International Bond Funds
Value in International Stock Funds
Value in Money Market Funds
Value in Specialty Funds

Value in General Account

Termination Date	YYYYMMDD
Termination Reason	A (Annuitization), D (Death), O (Other)

Total Number of Contracts	Split by Benefit Type
Total Account Value	Split by Benefit Type, Age Band, and Fund Category
Total GMDB Value	Split by Death Benefit Type, Age Band, and Fund Category
Total EEB Value	Split by Death Benefit Type, Age Band, and Fund Category
Total Reinsurance Premium Due
Total GMDB Claims
Total EEB Claims
Net Monthly Amount Due

Claims Report to be prepared monthly by CEDING COMPANY and delivered to REINSURER including the following information:

Seriatim Report Data as of the Date of Notification (the date that death related paperwork is submitted in full)

Date of Death

Date of Notification

Death Benefit Paid

Death Benefit Amount Paid in Excess of Account Value

Vadbetem2A

AMENDMENT NO. 1

to the

VARIABLE ANNUITY REINSURANCE AGREEMENT

Effective March 1, 2004

Between

SAFECO LIFE INSURANCE COMPANY

(“CEDING COMPANY”)

Redmond, WA

and

ACE TEMPEST LIFE REINSURANCE LTD.

(“REINSURER”)

Hamilton, Bermuda

Effective September 1, 2004, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

•                  Safeco Life Insurance Company has changed its name to Symetra Life Insurance Company. Therefore, this Reinsurance Agreement shall be deemed to be between Symetra Life Insurance Company and ACE Tempest Life Reinsurance Company. All references to “CEDING COMPANY” in this Reinsurance Agreement, including any amendments, shall be deemed to be references to Symetra Life Insurance Company.

•                  Schedule B-2, is hereby replaced by the attached Schedule B-2.

SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Scott L. Bartholomaus	Attest:	/s/ Jon David Parker

Title:	Vice President	Title:	Sr. Actuary & AVP

Date:	8/16/05	Date:	8/17/05

ACE TEMPEST LIFE REINSURANCE LTD.

By:	/s/ Ari Lindner	Attest:	/s/ Huan Tseng

Title:	President	Title:	VP and Life Actuary

Date:	May 26, 2005	Date:	May 26, 2005

SCHEDULE B-2

Investment Funds under CONTRACT TYPES Reinsured under this Agreement

AIM V.I. Capital Appreciation Fund

AIM V.I. Development Fund

AIM V.I. International Growth Fund

AIM V.I. Real Estate Fund

American Century VP Balanced

American Century VP Inflation Protection Bond Class II

American Century VP International

American Century VP Large Company Value Class II

American Century VP Ultra Class II

American Century VP Value

Dreyfus IP MidCap Stock Portfolio – Initial Shares

Dreyfus IP Technology Growth Portfolio – Initial Shares

The Dreyfus Socially Responsible Growth Fund, Inc – Initial Shares

Dreyfus Stock Index Fund – Service Shares

Dreyfus VIF Appreciation Portfolio - Initial Shares

Federated High Income Bond Fund II

Fidelity VIP Contrafund Portfolio – Initial Class Shares

Fidelity VIP Equity-Income Portfolio – Initial Class Shares

Fidelity VIP Growth Portfolio – Initial Class Shares

Fidelity VIP Growth & Income Portfolio – Initial Class Shares

Fidelity VIP Mid Cap Portfolio – Service Class 2

Shares Fidelity VIP Money Market Portfolio – Service Class 2

Shares Franklin Income Securities Fund – Class 2

Franklin Flex Cap Growth Securities Fund – Class 2
Franklin Small Cap Value Securities Fund – Class 2

Franklin Small-Mid Cap Growth Securities Fund – Class 2

Franklin U.S. Government Fund – Class 2

Mutual Shares Securities Fund – Class 2

Templeton Developing Markets Securities Fund – Class 2

Templeton Global Income Securities Fund – Class 2

Templeton Growth Securities Fund – Class 2

JPMorgan International Equity Portfolio

JPMorgan Mid Cap Value Portfolio

PIMCO All Assets Portfolio – Advisor Shares

PIMCO CommodityRealReturn Strategy Portfolio – Administrative Shares

Pioneer Emerging Markets VCT Portfolio Class II Shares

Pioneer Equity Income VCT Portfolio Class II Shares

Pioneer High Yield VCT Portfolio Class II Shares

Pioneer Small Cap Value Portfolio Class II Shares

Pioneer Strategic Income VCT Portfolio Class II Shares

Only for investors continually invested since April 29, 2005:

AIM V.I. Aggressive Growth Fund (Series I Shares)

AIM V.I. Health Sciences Fund (Series I Shares)

Dreyfus VIF Quality Bond Portfolio – Initial Shares

Federated Capital Income Fund II

Fidelity VIP Asset Manager Portfolio – Initial Class Shares

ING VP Natural Resources Trust

No new contributions after December 1, 2004:

Pioneer Bond VCT Portfolio Class I Shares

Pioneer Fund VCT Portfolio Class I Shares

Pioneer Growth Opportunities VCT Portfolio Class I Shares

Pioneer Mid Cap Value VCT Portfolio Class I Shares

Pioneer Money Market VCT Portfolio Class I Shares

Pioneer Small Cap Value II VCT Portfolio Class I Shares

Only for investors continually invested since April 30, 2003:

AIM V.I. Growth Fund

Fidelity VIP Growth Opportunities Portfolio – Initial Class Shares

JPMorgan U.S. Large Cap Core Equity Portfolio

Scudder VS II Total Return Portfolio

Scudder VS I International Portfolio

AMENDMENT NO. 2

to the

VARIABLE ANNUITY REINSURANCE AGREEMENT

Effective March 1, 2004

Between

SYMETRA LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
Redmond, WA

and

ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Hamilton, Bermuda

Effective March 1, 2006, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

•   Article III Section C, is hereby replaced by the attached Article III Section C.

SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Scott L. Bartholomaus	Attest:	/s/ Jon David Parker

Title:	Vice President	Title:	Sr. Actuary & AVP

Date:	5/23/06	Date:	5/23/06

ACE TEMPEST LIFE REINSURANCE LTD.

By:	/s/ Ari Lindner	Attest:	/s/ Huan Tseng

Title:	President	Title:	VP and Life Actuary

Date:	May 1, 2006	Date:	May 1, 2006

ARTICLE III – EFFECTIVE DATE, BUSINESS COVERED, TERM AND TERMINATION

C.    Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of (i) 11:59 p.m. Eastern Standard Time, on February 29, 2008 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in schedule C-2.

AMENDMENT NO. 3

to the

VARIABLE ANNUITY REINSURANCE AGREEMENT

Effective March 1, 2004

Between

SYMETRA LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
Redmond, WA

and

ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Hamilton, Bermuda

Effective July 1, 2006, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

•      Schedule A-I, is hereby replaced by the attached Schedule A-1.

•      Schedule D, is hereby replaced by the attached Schedule D.

SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Scott L. Bartholomaus	Attest:	/s/ Jon David Parker

Title:	Vice President	Title:	Sr. Actuary & AVP

Date:	10/3/06	Date:	10/3/06

ACE TEMPEST LIFE REINSURANCE LTD.

By:	/s/ Huan Tseng	Attest:	/s/ Willard C. Rinehimer, Jr.

Title:	VP and Life Actuary	Title:	Chief Actuary

Date:	Sept 25, 2006	Date:	September 25, 2006

SCHEDULE A-1

Description of Guaranteed Minimum Death Benefit (GMDB) and

Earnings Enhancement Benefit (EEB)

for CONTRACT TYPES listed in Schedule B-1

EEB: For issue ages 0-69, 40% of fund growth (fund growth limited to 250% of net purchase payments). For issue ages 70-75, 25% of fund growth (fund growth limited to 250% of net purchase payments).

GMDB TYPE 1:         Annual ratchet frozen at attained age 75. On every policy anniversary, the GMDB is the maximum of the prior GMDB and the current account value. Partial Withdrawals reduce the GMDB proportionally. Note: GMDB TYPE 1 is only available on the Spinnaker Variable Annuity and the Spinnaker Choice Variable Annuity contracts.

GMDB TYPE 2:         5 year ratchet frozen at attained age 75. On every 5th policy anniversary, the GMDB is the maximum of the prior GMDB and the current account value. Partial Withdrawals reduce the GMDB proportionally. Note: Only GMDB TYPE 2 on the Spinnaker Choice Variable Annuity contracts are reinsured under this treaty.

GMDB TYPE 3:         8 year ratchet frozen at attained age 72. On every 8th policy anniversary, the GMDB is the maximum of the prior GMDB and the current account value. Partial Withdrawals reduce the GMDB proportionally. Note: Only GMDB TYPE 3 on the Spinnaker Variable Annuity contracts that have also elected the EEB are reinsured under this treaty.

GMDB / EEB Type 1:  GMDB TYPE 1 with EEB

GMDB / EEB Type 2:  GMDB TYPE 2 with EEB

GMDB / EEB Type 3:  GMDB TYPE 3 with EEB

GMDB and EEB benefits are defined fully in the prospectus and related contracts.

SCHEDULE D

REINSURANCE PREMIUM RATE

The Annual REINSURANCE PREMIUM RATE is as follows:

For Spinnaker or Spinnaker Choice Variable Annuity contracts with only GMDB TYPE 1, the Annual REINSURANCE PREMIUM RATE is equal to 32.0 basis points (0.0032).

For Spinnaker Choice Variable Annuity contracts with only GMDB TYPE 2, the Annual REINSURANCE PREMIUM RATE is equal to 25.0 basis points (0.0025).

For Spinnaker or Spinnaker Choice Variable Annuity contracts with GMDB / EEB TYPE 1, the Annual REINSURANCE PREMIUM RATE is equal to 44.0 basis points (0.0044).

For Spinnaker Choice Variable Annuity contracts with GMDB / EEB TYPE 2, the Annual REINSURANCE PREMIUM RATE is equal to 37.0 basis points (0.0037).

For Spinnaker Variable Annuity contracts with GMDB / EEB TYPE 3, the Annual REINSURANCE PREMIUM RATE is equal to 33.5 basis points (0.00335).

Subject to the terms and conditions of this Agreement, the REINSURANCE PREMIUM RATE is guaranteed for all ACTIVE CONTRACTS reinsured under this Agreement.